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                                                                     EXHIBIT 5.1




November 5, 2001

Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Lehman Brothers Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Salomon Smith Barney Inc.
UBS Warburg LLC,
As Representatives of the several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
222 Broadway
New York, New York 10038

Re:   iStar Financial Inc.

Ladies and Gentlemen:

We have acted as counsel to iStar Financial Inc., a Maryland corporation (the "Company"), in connection with the offer and sale by SOFI-IV SMT Holdings, L.L.C., Starwood Mezzanine Investors, L.P. and B Holdings, LLC (together, the "Selling Stockholders"), of an aggregate of 16,500,000 shares of common stock, par value $.001 per share, of the Company (the "Securities"). This opinion is given pursuant to Section 5(b) of the Purchase Agreement, dated October 30, 2001 (the "Purchase Agreement"), by and among the Company, the Selling Stockholders and you. Except as otherwise indicated, terms used in this letter have the meanings given to them in the Purchase Agreement.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary, including executed counterparts of the Purchase Agreement.

We have relied as to all matters of fact upon certificates and written statements of public officials and of officers, directors, employees and representatives of, and accountants for, the Company (including the representations made in the Purchase Agreement).

In examining documents, we have assumed the genuineness of all signatures, the authenticity of all documents purporting to be originals and the conformity to the respective originals of all documents purporting to be copies.

Based on the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that:

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November 5, 2001                                                          Page 2


1. The Registration Statement and the Prospectus (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial information contained therein, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, and the respective rules and regulations of the Commission thereunder.

2. The Company and each of its "significant subsidiaries" (as defined in Rule 1.02(w) of Regulation S-X under the 1934 Act) have been duly organized and are validly existing as a corporation, trust or limited liability company, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or formation, as applicable, and are duly qualified to transact business and are in good standing under the laws of all other jurisdictions where we have been advised that the failure to be so qualified would amount to a material liability or disability to the Company and its subsidiaries, taken as a whole; the Company and each of its significant subsidiaries have full corporate or other organizational power and authority to own, lease and operate their respective properties and assets and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into the Purchase Agreement and to carry out all the terms and provisions thereof to be carried out by it; except as otherwise set forth in the Prospectus, all of the issued and outstanding shares of capital stock of each of the Company's significant subsidiaries are owned beneficially by the Company free and clear of any perfected security interests or, to the best of our knowledge, any other security interests, liens, encumbrances, equities or claims, except for pledges of stock of such significant subsidiaries under existing debt instruments.

3. The statements set forth under the heading "Description of Securities to be Registered - Common Stock" in the Base Prospectus, insofar as such statements purport to summarize certain provisions of the Common Stock, provide a fair summary of such provisions; and the statements set forth under the heading "Federal Income Tax Considerations" in the Base Prospectus and "Federal Income Tax Consequences" in the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, have been reviewed by us and fairly present the information called for with respect to such legal matters in all material respects as required by the 1933 Act and the 1934 Act and the respective rules and regulations thereunder.

4. The execution and delivery of the Purchase Agreement have been duly authorized by all necessary corporate action of the Company and the Purchase Agreement has been duly executed and delivered by the Company.

5. The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by you from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company.

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November 5, 2001                                                          Page 3

6. The sale of the Securities by the Selling Stockholders is not subject to the preemptive or other similar rights of any securityholder of the Company under the charter and by-laws of the Company and Maryland law.

7. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

8. No holder of Securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer and sale of any securities owned by such holder under the 1933 Act in the offering of the Securities contemplated by the Purchase Agreement.

9. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the compliance by the Company with the other provisions of the Purchase Agreement and the consummation by the Company of the transactions therein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except as may be required by the securities or Blue Sky laws of the various states of the United States of America and other U.S. jurisdictions in connection with the offer and sale of the Securities by the Underwriters, or (y) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other material agreement or instrument, known to us, to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its significant subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to and applicable to the Company or its significant subsidiaries.

10. The Company is not an "investment company," as such term is defined in the 1940 Act.

11. We do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described or incorporated in the Registration Statement or the Prospectus and are not described or incorporated therein or any statutes, regulations, contracts or other documents that are required to be described or incorporated in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or incorporated therein or filed as required.

We have participated in the preparation of the Registration Statement and the Prospectus and participated in discussions with certain officers, directors and employees of the Company and the Selling Stockholders, representatives of PricewaterhouseCoopers LLP, the independent accountants who examined certain of the financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, and you and your representatives and we have reviewed certain corporate records and documents. While we have not independently verified

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November 5, 2001                                                          Page 4

and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus (except as set forth in paragraph 3 above), on the basis of such participation and review, nothing has come to our attention that leads us to believe that the Registration Statement (except for the financial statements and schedules and any other financial data contained or incorporated by reference therein, as to which we do not express any belief), at the time the Registration Statement became effective under the 1933 Act, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except for the financial statements and schedules and any other financial data contained or incorporated by reference therein, as to which we do not express any belief) as of its date or the date of this letter contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

In addition, we confirm to you that, having made inquiry of the Commission, the Registration Statement is effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued and, to the best of our knowledge, no proceedings for that purpose are pending or threatened by the Commission.

The opinions set forth in this letter relate only to the federal securities laws of the United States of America and the laws of the States of New York, Delaware and Maryland.

To the extent that opinions set forth in this letter relate to Maryland law, we have relied on the opinion of Ballard Spahr Andrews & Ingersoll, LLP to you dated November 5, 2001 in expressing such opinions.

The phrase "to the best of our knowledge" and similar expressions as used herein refer to the actual knowledge of the individual lawyers in the firm who have participated directly and substantially in the specific transaction to which this opinion relates.

This letter is given solely for your benefit and may not be relied upon by any other person for any purpose without our prior written consent in each instance.

Very truly yours,